                                                                       EXHIBIT 5


                                                                ATTORNEYS AT LAW
                                                                      Suite 2800
                                                           1100 Peachtree Street
                                                     Atlanta, Georgia 30309-4530
                                                         Telephone: 404.815.6500
                                                         Facsimile: 404.815.6555


March 31, 1998                                    E-MAIL: MTROTTER@KILSTOCK.COM
                                                       DIRECT DIAL: 404.815.6500



Aaron Rents, Inc.
1100 Aaron Building
309 E. Paces Ferry Rd.
Atlanta, Georgia 30305-2377

                  Re:      Registration Statement on Form S-3

Gentlemen:

                  At your request, we have examined the Registration Statement to be filed by Aaron Rents, Inc. (the "Company"), a Georgia corporation, with the Securities and Exchange Commission on March 31, 1998 with respect to the registration under the Securities Act of 1933, as amended, of 2,875,000 shares of Common Stock, $0.50 par value per share, of the Company (the "Common Stock"), including 2,100,000 shares to be sold by the Company and 400,000 shares to be sold by a selling shareholder named in the Registration Statement (the "Selling Shareholder") to the underwriters named in the Registration Statement (the "Underwriters"), for resale by them to the public, together with an additional 375,000 shares of Common Stock subject to an over-allotment option granted to the Underwriters by the Company.

                  As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinions herein expressed. Upon the basis of the foregoing, it is our opinion that:

                  1. The shares of Common Stock to be sold by the Selling Shareholder as described in the Registration Statement are legally issued, fully paid and nonassessable.

                  2. The shares of Common Stock to be issued and sold by the Company to the Underwriters will be, upon issuance, sale and delivery in the manner and under the terms

March 31, 1998
Page 2

and conditions described in the Registration Statement, legally issued, fully paid and nonassessable.

                  3. Upon exercise by the Underwriters of their option to purchase up to an aggregate of 375,000 additional shares of Common Stock from the Company to cover over-allotments, and upon issuance, sale and delivery of such shares in the manner and under the terms and conditions described in the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                  Yours truly,

                                  KILPATRICK STOCKTON LLP


                                  By: /s/ Michael H. Trotter
                                      ------------------------------------
                                      Michael H. Trotter, a Partner